SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2010

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction)	(Commission file number)	(I.R.S. employer
of incorporation)		identification no.)

11770 U.S. Highway One, Suite 101
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 4, 2010 (the “Closing Date”), Dycom Industries, Inc. (“Dycom”) entered into a Credit Agreement (the “Agreement”) with certain lenders named therein (the “Lenders”), Bank of America, N.A. (“Bank of America”), as Administrative Agent, Swingline Lender and L/C Issuer, Banc of America Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, Wells Fargo Bank, National Association, as Syndication Agent, and Branch Banking and Trust Company, RBS Citizens, N.A. and PNC Bank, National Association, as Co-Documentation Agents (collectively, the “Banks”).  Dycom may use the proceeds of the Agreement to refinance certain indebtedness, for working capital, to finance acquisitions on certain conditions set forth in the Agreement and for other general corporate purposes. The Agreement replaces Dycom’s Prior Agreement described below under Item 1.02, which was due to expire in September 2011.  As of June 9, 2010, no borrowings were outstanding under the Agreement.  Outstanding letters of credit under the Prior Agreement were transferred to the Agreement.

The Agreement, which is filed as an exhibit to this Form 8-K, provides for a maximum revolver commitment from the Lenders of $225,000,000 and terminates on June 4, 2015.  This maximum revolver commitment may be reduced by Dycom from time to time in accordance with the terms of the Agreement.  The Agreement contains a sublimit of $100,000,000 for the issuance of letters of credit.  Amounts borrowed under the Agreement may be repaid and reborrowed from time to time.  Subject to certain conditions, the Agreement provides for the ability to enter into one or more incremental facilities, either by increasing the revolving commitments under the Agreement and/or in the form of term loans, in an aggregate amount not to exceed $75,000,000.

Borrowings under the Agreement (other than Swingline Loans (as defined in the Agreement)) bear interest at a rate equal to either (a) the Administrative Agent’s base rate, described in the Agreement as the highest of (i) the Federal Funds Rate plus 0.50%; (ii) the Administrative Agent’s prime rate; and (iii) the Eurodollar Rate (described in the Agreement as the British Bankers Association LIBOR Rate, divided by one (1) minus the Eurodollar Reserve Percentage (as defined in the Agreement)) plus 1.00%, or (b) the Eurodollar Rate (described in the Agreement as the British Bankers Association LIBOR Rate, divided by one (1) minus the Eurodollar Reserve Percentage (as defined in the Agreement)), plus, in each case, an applicable margin based upon Dycom’s consolidated leverage ratio.  Swingline Loans bear interest at a rate equal to the Administrative Agent’s base rate plus a margin based upon Dycom’s consolidated leverage ratio.  Based on Dycom’s current consolidated leverage ratio, borrowings would be eligible for a margin of 1.50% for revolving borrowings based on the Administrative Agent’s base rate and 2.50% for revolving borrowings based on the Eurodollar Rate.

 Under the Agreement, Dycom agrees to pay a facility fee, payable quarterly, at rates that range from 0.500% to 0.625% of the unutilized commitments depending on Dycom’s consolidated leverage ratio.

The payments under the Agreement are guaranteed by certain subsidiaries of Dycom and secured by a pledge of (i) 100% of the equity of the material domestic subsidiaries of Dycom and (ii) 100% of the non-voting equity and 65% of the voting equity of first-tier material foreign subsidiaries of Dycom, in each case, excluding certain unrestricted subsidiaries.

The Agreement contains affirmative and negative covenants which are customary for similar credit arrangements, including limitations on Dycom and its subsidiaries with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, disposition of assets, sale-leaseback transactions, transactions with affiliates and capital expenditures (other than capital expenditures charged to current operations and made for normal replacements and maintenance).  The Agreement contains financial covenants which require Dycom to (i) maintain a consolidated leverage ratio of not greater than 3.00 to 1.00, as measured at the end of each fiscal quarter and (ii) maintain a consolidated interest coverage ratio of not less than 2.75 to 1.00 for fiscal quarters ending July 31, 2010 through April 28, 2012 and not less than 3.00 to 1.00 for the fiscal quarter ending July 28, 2012 and each fiscal quarter thereafter, as measured at the end of each fiscal quarter.

Upon the occurrence of certain bankruptcy and insolvency events with respect to Dycom or certain of its subsidiaries, the revolving commitments of the lenders automatically terminate and all amounts due under the Agreement and other loan documents become immediately due and payable.  If certain other events of default occur and are continuing, including failure to pay the principal and interest when due, a breach of a negative covenant, failure of a guarantee to be in full force and effect, the entry of a judgment or decree against Dycom, the subsidiary guarantors or certain of their respective subsidiaries above a certain specified amount, or failure to perform any other requirement in the Agreement or the other loan agreements, then, with the consent of or upon the request of the Lenders holding a majority of loans, the revolving commitments of the Lenders will terminate and all amounts due under the Agreement and other loan documents become immediately due and payable.

Certain of the Lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to Dycom, including  letters of credit, depository and account processing services, for which Dycom has paid and intends to pay customary fees.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02                       Termination of a Material Definitive Agreement.

Upon execution of the Agreement described under Item 1.01 above, effective June 4, 2010, Dycom terminated its prior Credit Agreement, dated as of September 12, 2008 (the “Prior Agreement”), among Dycom, Wells Fargo Bank (as successor-in-interest to Wachovia Bank, National Association), as Administrative Agent, and the other lenders parties thereto.  At the time of termination, there were no outstanding borrowings and all outstanding letters of credit thereunder were transferred to the Agreement, a description of which is contained under Item 1.01 of this Form 8-K.  Dycom did not incur any material early termination penalties in connection with the termination of the Prior Agreement.  Under the Prior Agreement, Dycom could borrow a maximum of $210,000,000.  The Prior Agreement also provided for two one-year extensions and the ability to borrow an incremental $85,000,000 under certain conditions.

Borrowings under the Prior Agreement bore interest, at Dycom’s option, at either (a) the Administrative Agent’s base rate, described in the Prior Agreement as the higher of the annual rate of the lead bank’s prime rate or the federal funds rate plus 0.50%, or (b) LIBOR plus, in either case, a spread based upon Dycom’s consolidated leverage ratio.  Under the Prior Agreement, Dycom agreed to pay a facility fee, payable quarterly, at rates that ranged from 0.500% to 0.750% of the unutilized commitments depending on Dycom’s consolidated leverage ratio.  The payments under the Prior Agreement were guaranteed by certain subsidiaries of Dycom and secured by a pledge of a certain percentage of the equity of the material domestic subsidiaries and certain material foreign subsidiaries of Dycom, in each case, excluding certain unrestricted subsidiaries.

The Prior Agreement contained affirmative and negative covenants that were customary for similar credit arrangements, including limitations on Dycom and its subsidiaries with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, disposition of assets, sale-leaseback transactions and transactions with affiliates, and also contained certain financial covenants.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above under Item 1.01 of this Form 8-K, on June 4, 2010, Dycom entered into the Agreement.  As of June 9, 2010, no amounts have been borrowed under the Agreement and all outstanding letters of credit under the Prior Agreement have been transferred to the Agreement.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

10.1
Credit Agreement dated as of June 4, 2010 among Dycom, as the Borrower, the subsidiaries of Dycom identified therein, as the Guarantors, certain lenders named therein, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, Banc of America Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, Wells Fargo Bank, National Association, as Syndication Agent, and Branch Banking and Trust Company, RBS Citizens, N.A. and PNC Bank, National Association, as Co-Documentation Agents.

99.1	Press release dated June 7, 2010 by Dycom Industries, Inc announcing the execution of the Agreement and the termination of the Prior Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:           June 9, 2010

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Richard B. Vilsoet
	Name:	Richard B. Vilsoet
	Title:	Vice President, General Counsel and Corporate Secretary